EXHIBIT 99.2
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies		Akamai Technologies
617-444-3913	—or—	617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS FOURTH QUARTER 2006 AND
FULL-YEAR 2006 FINANCIAL RESULTS
w	Fourth quarter revenue grew to $125.7 million, up 13 percent from the prior quarter and 52 percent year-over-year, and annual revenue increased 51 percent year-over-year to $428.7 million

w	Fourth quarter GAAP net income was $20.6 million, or $0.12 per diluted share, up 47 percent over the third quarter, and full-year GAAP net income was $57.4 million, or $0.34 per diluted share

w	Fourth quarter normalized net income* increased 14 percent quarter-over-quarter to $47.5 million, or $0.27 per diluted share, and full-year normalized net income* increased 94 percent year-over-year to $154.5 million, or $0.88 per diluted share
CAMBRIDGE, Mass. — February 7, 2007 — Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the fourth quarter and full-year ended December 31, 2006. Revenue for the fourth quarter 2006 was $125.7 million, a 13 percent increase over the previous quarter’s revenue of $111.5 million, and a 52 percent increase over fourth quarter 2005 revenue of $82.7 million. Total revenue for 2006 was $428.7 million, a 51 percent increase over 2005 revenue of $283.1 million.
Akamai’s fourth quarter consolidated financial results include 18 days of activity from Nine Systems Corporation following the closing of Akamai’s acquisition of Nine Systems on December 13, 2006. Nine Systems contributed approximately $800,000 of revenue during the fourth quarter of 2006.
“Akamai’s strong growth in the fourth quarter was fueled by increased demand for our services across our customer base, especially in the digital media and online commerce markets,” said Paul Sagan, president and CEO of Akamai. “With these fourth quarter results, we reached a run rate of more than half a billion dollars on the top line, a milestone on the way to our billion dollar goal, while we continued to expand profitability.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2006 was $20.6 million, or $0.12 per diluted share. Full-year GAAP net income for 2006 was $57.4 million, or $0.34 per diluted share.
For purposes of year-over-year comparison of the Company’s GAAP results, net income for 2005 included a non-cash, non-recurring benefit of $258.8 million, or approximately $1.65 per diluted share, primarily related to the recognition of the Company’s net operating loss carryforward as a result of the release of a tax valuation allowance.
The Company generated normalized net income* of $47.5 million, or $0.27 per diluted share, in the fourth quarter of 2006, a 14 percent increase over prior quarter normalized net income of $41.8 million, or $0.24 per diluted share. Full-year normalized net income grew 94 percent year-over-year to $154.5 million, or $0.88 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)
Adjusted EBITDA* for the fourth quarter of 2006 was $53.0 million, up from $46.8 million in the prior quarter, and $30.6 million in the fourth quarter of 2005. Adjusted EBITDA margin for the fourth quarter was 42 percent, a 5 point improvement over the fourth quarter of last year. For the full year, adjusted EBITDA was $173.3 million, up from $101.4 million in 2005. Full year Adjusted EBITDA margin improved to 40 percent, up from 36 percent in 2005. (*See Use of Non-GAAP Financial Measures below for definitions.)
Full-year cash from operations was $132.0 million, or 31 percent of revenue, up 59 percent over the prior year. At year-end, the Company had approximately $434 million of cash, cash equivalents and marketable securities.
The Company had approximately 160.1 million shares of common stock outstanding as of December 31, 2006.
Customers
Akamai added 78 net new customers under long-term services contracts during the fourth quarter of 2006, in addition to 125 recurring revenue customers from the Nine Systems acquisition, bringing Akamai’s total year-end number of customers under long-term services contracts to 2,347.
Sales through resellers and sales outside the United States accounted for 20 percent and 22 percent, respectively, of revenue for full-year 2006.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 5848965.

About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.
Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	December 31.	December 31,
	2006	2005
Assets
Cash and cash equivalents	$80,595	$91,792
Marketable securities	188,141	199,886
Restricted marketable securities	1,105	730
Accounts receivable, net	86,232	52,162
Prepaid expenses and other current assets	18,600	10,428

Current assets	374,673	354,998
Marketable securities	161,511	17,896
Restricted marketable securities	3,102	3,825
Property and equipment, net	86,623	44,885
Goodwill and other intangible assets, net	298,263	136,786
Other assets	4,256	4,801
Deferred tax assets, net	319,504	328,308

Total assets	$1,247,932	$891,499

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$81,205	$54,471
Other current liabilities	8,059	7,405

Current liabilities	89,264	61,876
Other liabilities	3,975	5,409
Convertible notes	200,000	200,000

Total liabilities	293,239	267,285
Stockholders’ equity	954,693	624,214

Total liabilities and stockholders’ equity	$1,247,932	$891,499

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005

Revenues	$125,703	$111,495	$82,657	$428,672	$283,115

Costs and operating expenses:
Cost of revenues * †	28,605	24,984	16,084	94,100	55,655
Research and development *	9,141	8,862	4,982	33,102	18,071
Sales and marketing *	34,258	29,416	22,965	119,689	77,876
General and administrative * †	25,249	24,529	15,266	90,191	53,014
Amortization of other intangible assets	2,047	1,943	2,296	8,484	5,124

Total costs and operating expenses	99,300	89,734	61,593	345,566	209,740

Operating income	26,403	21,761	21,064	83,106	73,375

Interest (income) expense, net	(4,567)	(3,970)	(1,283)	(14,532)	1,067
Loss on early extinguishment of debt	—	—	—	—	1,370
(Gain) loss on investments, net	(2)	—	—	(261)	27
Other (income) expense, net	(357)	448	(205)	(570)	507

Income before provision for income taxes	31,329	25,283	22,552	98,469	70,404
Provision (benefit) for income taxes	10,706	11,264	(3,207)	41,068	(257,594)

Net income	$20,623	$14,019	$25,759	$57,401	$327,998

Net income per share:
Basic	$0.13	$0.09	$0.17	$0.37	$2.41
Diluted	0.12	0.08	$0.16	$0.34	$2.11

Shares used in per share calculations:
Basic	157,206	155,739	148,293	155,366	136,167
Diluted	179,064	177,063	170,305	176,767	156,944

*	Includes equity-related compensation (see supplemental table for figures)

†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31	December 31
	2006	2006	2005	2006	2005
Supplemental financial data (in thousands):

Equity-related compensation:
Cost of revenues	$637	$517	$—	$1,960	$—
Research and development	3,409	3,037	538	11,435	1,033
Sales and marketing	5,993	4,781	226	18,403	636
General and administrative	4,753	6,179	818	17,770	2,180

Total equity-related compensation	$14,792	$14,514	$1,582	$49,568	$3,849

Depreciation and amortization:
Network-related depreciation	$8,132	$7,144	$4,766	$26,810	$15,514
Capitalized equity-related compensation amortization	136	129	—	298	—
Other depreciation	1,487	1,306	892	4,992	3,572
Amortization of other intangible assets	2,047	1,943	2,296	8,484	5,124

Total depreciation and amortization	$11,802	$10,522	$7,954	$40,584	$24,210

Capital expenditures:
Purchases of property and equipment	$18,944	$13,519	$5,828	$56,752	$26,947
Capitalized internal-use software	3,532	2,932	2,277	12,576	9,213
Capitalized equity-related compensation	1,471	1,058	—	4,293	—

Total capital expenditures	$23,947	$17,509	$8,105	$73,621	$36,160

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$18,372	$48,600	$227,626	$120,325	$205,712

End of period statistics:
Number of customers under recurring contract	2,347	2,144	1,910
Number of employees	1,058	917	784
Number of deployed servers	22,109	21,864	18,599

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005

Cash flows from operating activities:
Net income	$20,623	$14,019	$25,759	$57,401	$327,998

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	12,013	10,732	8,164	41,426	25,170
Equity-related compensation	14,792	14,514	1,582	49,556	3,849
Release of deferred tax asset valuation allowance	—	—	(3,482)	—	(258,827)
Non-cash portion of loss on early extinguishment of debt	—	—	—	—	481
Utilization of tax NOLs/credits and changes in deferred tax assets, net	9,414	11,154	—	38,510	158
Excess tax benefits from stock-based compensation	(12,910)	(8,735)	—	(32,511)	—

(Gain) loss on investments, property and equipment and foreign currency, net	(438)	64	143	(984)	850
Provision for doubtful accounts	397	(164)	127	830	1,147
Changes in operating assets and liabilities:
Accounts receivable, net	(14,022)	(3,257)	(8,663)	(28,020)	(19,455)
Prepaid expenses and other current assets	(3,249)	(495)	65	(8,062)	1,483
Accounts payable, accrued expenses and other current liabilities	(3,137)	12,097	2,754	15,382	(1,032)
Accrued restructuring	(464)	(458)	(415)	(1,970)	(1,816)
Deferred revenue	(759)	(937)	1,567	343	3,267
Other noncurrent assets and liabilities	310	(44)	72	66	(475)

Net cash provided by operating activities:	22,570	48,490	27,673	131,967	82,798

Cash flows from investing activities:
Business acquisitions, net of cash (used) acquired	(5,127)	—	—	(5,127)	1,717
Purchases of property and equipment and capitalization of internal-use software and equity-related compensation	(22,476)	(16,451)	(8,105)	(69,328)	(36,160)
Purchase of investments	(116,164)	(87,778)	(183,014)	(395,871)	(215,633)
Proceeds from sales and maturities of investments	79,075	65,501	13,134	264,308	66,099
Decrease in restricted investments held for security deposits	—	—	—	400	202

Net cash used in investing activities	(64,692)	(38,728)	(177,985)	(205,618)	(183,775)

Cash flows from financing activities:
Payments on capital leases	—	—	(420)	—	(818)
Repurchase and retirement of 5 1/2% convertible subordinated notes	—	—	—	—	(56,614)
Proceeds from equity offering, net of financing costs	—	—	202,068	—	202,068
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	9,267	7,186	6,741	27,918	14,462
Excess tax benefits from stock-based compensation	12,910	8,735	—	32,511	—

Net cash provided by financing activities	22,177	15,921	208,389	60,429	159,098

Effects of exchange rate translation on cash and cash equivalents	1,417	(62)	(369)	2,025	(1,647)

Net (decrease) increase in cash and cash equivalents	(18,528)	25,621	57,708	(11,197)	56,474
Cash and cash equivalents, beginning of period	99,123	73,502	34,084	91,792	35,318

Cash and cash equivalents, end of period	$80,595	$99,123	$91,792	$80,595	$91,792

*Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. This measure is also used by management in their financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.
Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Akamai defines “normalized diluted shares” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.
Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005

Net income	$20,623	$14,019	$25,759	$57,401	$327,998

Amortization of intangible assets	2,047	1,943	2,296	8,484	5,124
Equity-related compensation	14,792	14,514	1,582	49,568	3,849
Amortization of capitalized equity-related compensation	136	129	—	298	—
(Gain) loss on investments, net	(2)	—	—	(261)	27
Utilization of tax NOLs/credits	9,924	11,154	—	39,020	—
Release of the deferred tax asset valuation allowance	—	—	(3,482)	—	(258,827)
Loss on early extinguishment of debt	—	—	—	—	1,370

Total normalized net income:	47,520	41,759	26,155	154,510	79,541

Interest (income) expense, net	(4,567)	(3,970)	(1,283)	(14,532)	1,067
Provision for income taxes	782	110	275	2,048	1,233
Depreciation and amortization	9,619	8,450	5,658	31,802	19,086
Other (income) expense, net	(357)	448	(205)	(570)	507

Total Adjusted EBITDA:	$52,997	$46,797	$30,600	$173,258	$101,434

Normalized net income per share:
Basic	$0.30	$0.27	$0.18	$0.99	$0.58
Diluted	$0.27	$0.24	$0.16	$0.88	$0.52

Shares used in normalized per share calculations:
Basic	157,206	155,739	148,293	155,366	136,167
Diluted	181,332	179,563	170,305	179,470	156,944
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, unexpected expenses associated with the integration of Nine Systems, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.